TERM LOAN  AND SECURITY AGREEMENT

This TERM LOAN AND SECURITY AGREEMENT (this “Loan Agreement”), dated as of the ____ day of October, 2008 (the “Agreement Date”), is entered into by and between:

A.

R. BROOKS POTTER, an individual or his assigns (“Lender”); and

B.

BLAZE ENERGY CORP., a Delaware corporation (“Borrower”); and

C.

EESV FAYETTEVILLE, INC., a George corporation and a wholly-owned subsidiary of Borrower (“EESV”).

In consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:

Article 1

DEFINITIONS

1.1

“Account” means Borrower’s deposit account with Bank of the Cascades, account no. 72006331.

1.2

 “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

1.3

“Agreement Date” has the meaning set forth in the Preamble to this Loan Agreement.

1.4

“Business Day” means a day other than Saturday or Sunday and a day on which commercial banks are required to be open for business in Boise, Idaho, under the laws of the State of Idaho.

1.5

“Change of Control Transaction” means the occurrence of any of the following events: (i) the direct or indirect sale or exchange by the shareholders of Borrower of all or substantially all of the stock of Borrower where the shareholders of Borrower before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Borrower; (ii) a merger or consolidation in which the shareholders of Borrower before the merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or equity of the surviving corporation or other entity; (iii) the sale, exchange, or transfer of all or substantially all of Borrower’s assets (other than a sale, exchange, or transfer to one or more corporations or entities where the shareholders of Borrower before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or equity of the corporation(s) or other entity(ies) to which the assets were transferred); or (iv) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial

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owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

1.6

“Closing Date” means the Agreement Date.

1.7

“Collateral” means the Account, unrestricted cash and cash equivalents being held in or deposited into the Account, all checks and other payment instructions being held in or deposited into the Account, and any and all cash proceeds and non-cash proceeds of any of the foregoing.

1.8

“Control Agreement” has the meaning given such term in Section 2.7.

1.9

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other Governmental Authority or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

1.10

“Event of Default” has the meaning given to that term in Article 8.

1.11

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

1.12

“Governmental Authority” means any national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.13

“Guaranty” has the meaning given such term in Section 2.7.

1.14

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

1.15

“Leases” means EESV’s working interests in those certain oil and gas leases relating to the Fayetteville Shale Field in the Arkoma Basin of Arkansas, as identified in the Security Agreement.

1.16

“Lien” means any mortgage, lien, deed of trust, charge, memorandum, pledge, security interest or other encumbrance.

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1.17

“Lender Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

1.18

“Loan Agreement” has the meaning set forth in the Preamble hereto.

1.19

“Loan Amount” means the sum of U.S. Five Hundred Thousand and No/100 Dollars (U.S. $500,000.00), to be loaned by Lender to Borrower, pursuant to the terms of this Loan Agreement.

1.20

“Loan Documents” means and includes this Loan Agreement, the Note, the Security Agreement, the Control Agreement, the Guaranty and any other documents, instruments and agreements delivered to Lender in connection with this Loan Agreement.

1.21

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, and/or (iii) Borrower’s interest in, or the value, perfection or priority of Lender’s security interest in the Collateral.

1.22

“Maturity Date” means the date which is the six-month anniversary of the Agreement Date; provided, however, that in the event Borrower elects to extend the Maturity Date beyond the six-month anniversary of the Agreement Date, as provided in Section 2.6, the “Maturity Date” shall mean such date as so extended.

1.23

“Note” has the meaning given that term in Section 2.1.

1.24

“Obligations” means and includes the Loan Amount, and all other debts, liabilities, and financial obligations, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any of the Loan Documents, including, without limitation, all interest, fees, charges, Lender Expenses, and accountants’ fees (and expenses) chargeable to Borrower or payable by Borrower hereunder or thereunder.

1.25

“Permitted Liens” means the following:

A.

Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Loan Amount, if any) or arising under this Loan Agreement or the other Loan Documents;

B.

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which

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Borrower maintains adequate reserves, provided the same have no priority over Lender’s security interest;

C.

Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

D.

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses A. through C. above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

E.

Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

1.26

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

1.27

“Schedule” means the Schedule of Exceptions of Borrower attached hereto, relating to Borrower’s representations and warranties hereunder, and approved by Lender, if any.

1.28

“Security Agreement” has the meaning given that term in Section 2.7.

1.29

“SOS Reports” means the official reports from the Secretary of State of the State of Idaho, and other applicable federal, state or local government offices identifying all current security interests filed against the Collateral and Liens of record as of the date of such report(s).

1.30

“Subsidiaries” means EESV and any other corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

1.31

“UCC” means the Uniform Commercial Code of the State of Idaho.

Article 2

LOAN AND TERMS OF PAYMENT

2.1

Promise to Pay.  Subject to the terms and conditions of this Loan Agreement, Lender agrees to advance to Borrower, concurrently with the execution and delivery of this Loan Agreement, the Loan Amount.  The Loan Amount shall be made in lawful currency of the United

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States of America and shall be made in same day or immediately available funds.  Borrower’s obligation to repay the Loan Amount to Lender shall be represented by a Secured Term Promissory Note in the form attached as Exhibit A hereto (the “Note”).

2.2

Interest Rates, Payments, and Calculations.

A.

Interest Rate.  Except as set forth in Section 2.2.B, the Loan Amount shall bear interest at a rate equal to Ten Percent (10%) per annum.  Interest-only payments shall be made either (i) monthly from the Agreement Date until the Maturity Date, when all accrued but unpaid principal shall be due and payable or (ii) at the election of Borrower, all accrued but unpaid principal and interest shall be fully due and payable at the Maturity Date, as it may be extended pursuant to the terms of Section 2.4.  If Borrower elects to make monthly payments of interest, each such installment interest payment shall be made on the first Business Day of each calendar month until the Maturity Date, with the first such payment being due on the first Business Day of the calendar month immediately following the month in which the Agreement Date occurs; and, in such event, all interest payable hereunder shall be calculated as simple interest.  In the event Borrower elects to pay all accumulated and unpaid interest on the Maturity Date, all interest payable hereunder shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

B.

Default Rate.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to Twelve Percent (12%) per annum, or such maximum lesser amount as may be permitted under applicable law.

2.3

Lender Expenses.  On the Closing Date, Borrower shall pay to Lender all Lender Expenses incurred through the Closing Date, and, after the Closing Date, Borrower shall pay to Lender all Lender Expenses as and when they become due.

2.4

Maturity Date.  All unpaid principal amounts, plus all accrued but unpaid interest, together with all other Obligations payable by Borrower to Lender hereunder, shall be due and payable on the Maturity Date; provided, however, at the election of Borrower by written notice to Lender on or before the six-month anniversary of the Agreement Date, and provided no Event of Default shall have occurred or is occurring hereunder or under any of the other Loan Documents, Borrower may extend the Maturity Date for up to an additional six months (in which case, the “Maturity Date” would be the 12-month anniversary of the Agreement Date, or such lesser period as specified in Borrower’s notice to Lender); and provided, further, that in the event Borrower elects to extend the Maturity Date, the Note shall bear interest at a rate of twelve percent (12%) per annum during the period commencing on the six-month anniversary of the Agreement Date until the date the Note is paid in full.

2.5

Other Payment Terms.

A.

Computation.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.  Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed.  The principal amount outstanding on

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which the interest rate(s) shall be charged shall be determined from Lender’s records, which shall at all times be conclusive, absent manifest error.

B.

Manner.  Borrower shall make all payments due to Lender hereunder in lawful money of the United States and in same day or immediately available funds.

C.

Date.  Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

2.6.

Prepayment; Funding Loss Indemnification.

A.

Prepayment.  Borrower may prepay all or a portion of the principal and accrued interest under the Note at any time and from time to time, subject to Borrower’s funding loss indemnification provided in Section 2.6.B below.

B.

Funding Loss Indemnification.  Borrower shall indemnify and hold Lender free and harmless from any loss or expense that Lender may incur as a result of a prepayment (whether optional or mandatory) of all or a portion of the Loan Amount prior to the Maturity Date, as extended by Borrower.  Such losses shall be conclusively deemed to consist of an amount equal to the interest which would have been received by Lender from Borrower on the full Loan Amount from the Agreement Date to the Maturity Date, as extended, had Borrower not prepaid such funds.  For the avoidance of doubt, if interest under the Note is calculated as simple interest pursuant to Section 2.2.A, Borrower’s funding loss indemnification obligation shall be based on an amount equal to the simple interest which would have been received by Lender; and if interest on the Note is compounded pursuant to Section 2.2.A, Borrower’s funding loss indemnification obligation shall be based on an amount equal to the compounded interest which would have been received by Lender.

2.7

Security.  Borrower’s Obligations shall be secured by first position lien and security interests (i) in EESV’s Leases and (ii) in Borrower’s Account.  At Closing, (A) EESV shall issue for the benefit of Lender a Mortgage, Security Agreement and Financing Statement affecting the Leases in the form attached hereto as Exhibit B (the “Security Agreement”), and (B) Borrower, Lender, and the Bank of the Cascades shall enter into a Deposit Account Control Agreement with respect to the Collateral, in the form attached hereto as Exhibit C (the “Control Agreement”).  In addition, at Closing EESV shall deliver to Lender a signed Guaranty in the form of Exhibit D attached hereto (the “Guaranty”).

2.8

Taxes.  All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes imposed on Lender).  If any Taxes are required to be withheld from any amounts payable to Lender under any Loan Document, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable

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hereunder at the rates or in the amounts specified in this Loan Agreement and the other Loan Documents.

Article 3

CONDITIONS PRECEDENT OF LENDER’S OBLIGATIONS

3.1

Conditions Precedent to Establishment of Loan Amount.  The obligation of Lender to agree to extend credit to Borrower up to the amount of the Loan Amount pursuant to this Loan Agreement is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

A.

Loan Documents.  Copies of this Loan Agreement and the other Loan Documents signed by Borrower and/or EESV, as applicable;

B.

Officer’s Certificate.  Certified copies of all corporate action taken by Borrower and EESV authorizing their execution and delivery of the Loan Documents to which each of them is a party and each other document to be delivered pursuant to this Loan Agreement and its performance of its covenants and agreements thereunder;

C.

Certificates of Existence for Borrower and EESV.  Certificates of existence or good standing showing that each of Borrower and EESV is in good standing under the laws of the state of its incorporation; that EESV is qualified to do business as a foreign corporation in the State of Arkansas; and that Borrower is qualified to do business as a foreign corporation in the State of Idaho;

D.

Certificate of Incorporation and Bylaws of Borrower.  Copies of the certificate of incorporation and bylaws of Borrower certified by an officer of Borrower to be true and correct.

E.

Legal Opinion.  A favorable opinion of counsel for Borrower, in substantially the form of Exhibit E and as to such other matters as Lender may reasonably request;

F.

Lender Expenses.  Payment of the Lender Expenses then due as specified in Section 2.3 hereof; and

G.

Other Matters.  Delivery of such other documents or certificates, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

Article 4

Grant of Security Interest

4.1

Grant of Security Interest.  Borrower grants and pledges to Lender a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Such security interest constitutes a valid, first priority security interest in the

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presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral.  Notwithstanding any termination, Lender’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2

Perfection of Security Interest.  Borrower authorizes Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable.  Any such financing statements may be signed by Lender on behalf of Borrower, as provided in the UCC.  Borrower shall from time to time endorse and deliver to Lender, at the request of Lender, such other documents and instruments that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

Article 5

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Loan Agreement and to fund the Loan Amount and to make the Advances hereunder, Borrower represents and warrants to Lender that, except as set forth in the Borrower Schedules attached hereto as Exhibit F:

5.1

Due Organization and Qualification.  Borrower and each Subsidiary of Borrower is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2

Due Authorization; No Conflict.

A.

The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.

B.

The execution, delivery, and performance of the Guaranty are within EESV’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in EESV’s articles of certificate of incorporation (however denominated) or bylaws, nor will they constitute an event of default under any material agreement by which EESV is bound.

5.3

Enforceability.  Each Loan Document executed, or to be executed, by Borrower and EESV, as applicable, has been, or will be, duly executed and delivered by Borrower and

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EESV, as applicable, and constitutes, or will constitute, a legal, valid and binding obligation of Borrower and EESV, as applicable, enforceable against Borrower and EESV, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5.4

Collateral and Leases.  Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens; EESV has rights in or the power to transfer the Leases, and its title to such Leases is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens.

5.5

Name; Location of Chief Executive Office.  Except as set forth in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement.  The chief executive office of Borrower is located in the State of Idaho at the address indicated in Section 11.1 hereof.

5.6

Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

5.7

Solvency, Payment of Debts.  Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.8

Compliance with Laws and Regulations.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.  Each of Borrower and EESV is in compliance with all Environmental Laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect.  Neither Borrower nor EESV has violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.9

Subsidiaries.  Except for EESV and as set forth in the Schedule, Borrower has no Subsidiaries, and does not own any stock, partnership interest or other equity securities of any Person.

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5.10

Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.11

Full Disclosure.  No representation, warranty or other statement made by Borrower or EESV herein or in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

Article 6

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

6.1

Use of Proceeds.  Borrower shall use the proceeds from the Advances solely in accordance with the budget attached hereto as Exhibit G.

6.2

Good Standing and Government Compliance.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in their respective states of incorporation, and shall maintain its and their qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect.  Each of Borrower and EESV shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

6.3

Taxes.  Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on demand, proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided, however, that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

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6.4

Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Loan Agreement.

Article 7

NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Lender may have any commitment to make any Advances, Borrower will not do any of the following without Lender’s prior written consent, which shall not be unreasonably withheld:

7.1

Dispositions.  Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any substantial part of its business or property.

7.2

Change in Business; Change in Fiscal Year; Change of Control Transactions.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; suffer or permit a Change of Control Transaction with respect to Borrower or any Subsidiary of Borrower.

7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not constitute a Change of Control Transaction, and (iii) Borrower is the surviving entity.

7.4

Encumbrances.  Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

7.5

Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists.

7.6

Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the

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ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

Article 8

EVENTS OF DEFAULT

Any one or more of the following events shall constitute an event of default (“Event of Default”) by Borrower under this Loan Agreement:

8.1

Payment Default.  If Borrower fails to pay any of the Obligations when due;

8.2

Covenant Default.

A.

If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Loan Agreement; or

B.

If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Loan Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default;

8.3

Defective Perfection.  If Lender shall receive at any time following the Closing Date a title/landman report or SOS Report indicating that except for Permitted Liens, Lender’s security interest in EESV’s Leases and/or its security interest in the Collateral, as applicable, is not prior to all other security interests or Liens of record reflected in any such report(s), and Borrower and/or EESV, as applicable, shall fail to correct such defective perfection within ten (10) days from receipt of notice from Lender of an Event of Default pursuant to this Section 8.3;

8.4

Material Adverse Effect.  If there occurs any circumstance or circumstances that has had a Material Adverse Effect;

8.5

Attachment.  If any material portion of Borrower’s or EESV’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower or EESV is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or EESV’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or

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EESV’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower and/or EESV receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower and/or EESV, as applicable;

8.6

Insolvency.  If Borrower or EESV becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or EESV, or if an Insolvency Proceeding is commenced against Borrower or EESV and is not dismissed or stayed within thirty (30) days;

8.7

Other Agreements.  If there is a default or other failure to perform in any agreement to which Borrower or EESV is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect; provided, however, that the failure of Borrower or EESV to make a well call shall not constitute an Event of Default;

8.8

Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower or EESV and shall remain unsatisfied and unstayed for a period of ten (10) days; or

8.9

Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by Borrower or EESV pursuant to this Loan Agreement or to induce Lender to enter into this Loan Agreement or any other Loan Document.

Article 9

LENDER’S RIGHTS AND REMEDIES

9.1

Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender may, at his election, without notice of his election and without demand, do any one or more of the following, all of which are authorized by Borrower:

A.

Declare all Obligations, whether evidenced by this Loan Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Lender);

B.

Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender’s rights and security interest in the Collateral and without affecting the Obligations; and/or

C.

Exercise all of Lender’s rights under the Security Agreement and/or under the Control Agreement.

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9.2

No Obligation to Pursue Others.  Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any other Person for any of the Obligations.

9.3

Remedies Cumulative.  Lender’s rights and remedies under this Loan Agreement, the other Loan Documents, and all other agreements shall be cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by him.  No waiver by Lender shall be effective unless made in a written document signed personally by Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.  Borrower expressly agrees that this Section may not be waived or modified by Lender by course of performance, conduct, estoppel or otherwise.

9.4

Demand; Protest.  Except as otherwise provided in this Loan Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

Article 10

MISCELLANEOUS PROVISIONS

10.1

Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lender or Borrower under this Loan Agreement or the other Loan Documents shall be in writing and e-mailed telecopied, mailed or delivered to each party at its telecopier number or address set forth below (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service upon receipt; (c) when delivered by hand, upon delivery; and (d) when e-mailed or telecopied, upon confirmation of receipt.

To Lender:

R. Brooks Potter

3350 Americana Terrace, Suite 200

Boise, Idaho 83706

Telecopier: (208) ___-____

Email: bpotter@blazeenergy.net

To Borrower:

Blaze Energy Corp.

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

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Attention: President

Telecopier: (208) ___-____

Email:

10.2

Waivers; Amendments.  Any term, covenant, agreement or condition of this Loan Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by each of Borrower and Lender.  No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.  A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

10.3

Successors and Assigns.  This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and permitted assigns, except that Borrower may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations under any Loan Document without the prior written consent of Lender.

10.4

Indemnification.  Borrower shall defend, indemnify and hold harmless Lender against all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Loan Agreement.

10.5

No Third Party Rights. Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

10.6

Partial Invalidity.  If at any time any provision of this Loan Agreement or any of the Loan Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Loan Agreement or such other Loan Documents, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

10.7

Governing Law.  This Loan Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Idaho without reference to conflicts of law rules.

10.8

Entire Agreement.  This Loan Agreement (including the Exhibits hereto) and the other Loan Documents, taken together, constitute and contain the entire agreement of the Borrowers and Lender with respect to the subject matter hereby and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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10.9

Counterparts.  This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Any counterpart hereof may be delivered by facsimile transmission with the same force and effect as an originally signed document.

10.10

Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Lender has any obligation to make Advances to Borrower.  The obligation of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.4 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Term Loan and Security Agreement as of the date first set forth above.

“Lender”:

BROOKS POTTER

“Borrower”:

BLAZE ENERGY CORP., a Delaware

Corporation

By:

Print Name:

Title:

“EESV”:

EESV FAYETTEVILLE, INC., a Georgia

Corporation

By:

Print Name:

Title:

[SIGNATURE PAGE TO TERM LOAN AND SECURITY AGREEMENT]

{A0048916.DOC}Boise-215543.4 0099999-00006

LIST OF EXHIBITS

Exhibit A

Form of Secured Term Promissory Note

Exhibit B

Form of Mortgage, Security Agreement and Financing Statement

Exhibit C

Form of Deposit Account Control Agreement

Exhibit D

Form of Guaranty

Exhibit E

Form of Opinion of Borrower’s Counsel

Exhibit F

Borrower’s Schedules

Exhibit G

Use of Proceeds Budget

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Exhibit A

FORM OF SECURED TERM PROMISSORY NOTE

(See attached)

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Exhibit B

FORM OF MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT

(See attached)

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Exhibit C

FORM DEPOSIT ACCOUNT CONTROL AGREEMENT

(See attached)

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Exhibit D

FORM OF GUARANTY

(See attached)

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Exhibit E

OPINION OF BORROWER’S COUNSEL

1.

Borrower was incorporated under the Delaware General Corporation Law and exists in good standing under the laws of the State of Delaware.

2.

Borrower is authorized or qualified to do business in the State of Idaho and, to our actual knowledge, all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

3.

EESV was incorporated under the Georgia Business Corporate Code and exists in good standing under the laws of the State of Georgia.

4.

EESV is authorized or qualified to do business in the State Arkansas and, to our actual knowledge, all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

5.

Each of Borrower and EESV has the corporate power and authority and all necessary material licenses, permits and authorizations to own its properties and to conduct respective its business in the manner and at the locations as represented to Lender by Borrower.

6.

Borrower has power and authority under the Delaware General Corporation Law to execute and deliver the Loan Documents to which it is a party and perform its obligations thereunder.

7.

EESV has power and authority under the Georgia Business Corporate Code to execute and deliver the Loan Documents to which it is a party and perform its obligations thereunder.

8.

Borrower has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder by all requisite action under the Delaware General Corporation Law.

9.

EESV has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder by all requisite action under the Georgia Business Corporation Code.

10.

Each Loan Document constitutes a valid and legally binding obligation of Borrower and EESV, as applicable, enforceable against Borrower and EESV, as applicable, in accordance with its terms.

11.

Neither the execution and delivery of the Loan Documents to which it is a party by Borrower nor the performance of its obligations thereunder (i) violates Borrower’s certificate of incorporation or bylaws or any applicable provisions of statutory law or

Boise-215543.4 0099999-00006

regulation, or (ii) results in the material breach of or constitutes a material default under any existing indenture or loan, credit or other agreement or instrument to which Borrower is a party or by which it or its property is bound or affected.

12.

Neither the execution and delivery of the Loan Documents to which it is a party by ESSV nor the performance of its obligations thereunder (i) violates EESV’s certificate or articles of incorporation (however denominated) or bylaws or any applicable provisions of statutory law or regulation, or (ii) results in the material breach of or constitutes a material default under any existing indenture or loan, credit or other agreement or instrument to which EESV is a party or by which it or its property is bound or affected.

To our actual knowledge, there are not legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against Borrower, or against any of its properties or revenues that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

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Exhibit F

SCHEDULE OF EXCEPTIONS

Permitted Liens (Section 1.22):

1.

Any Liens granted by lessors of the Leases.

2.

Any defects in title to the underlying real estate relating to the Leases, provided that such defects do not materially impair the value, use or operation of the Leases, taken as a whole.

Prior Names (Section 4.5):

1.

Borrower is the successor by merger to Aztec Energy Corporation, a Utah corporation.

2.

From February 8, 1983 (formation) to August 11, 1983, Aztec energy Corporation was called Overthrust Dome Energy, Inc.

3.

From August 11, 1983, to August 27, 1991, Aztec Energy Corporation was called Data Conversion International, Inc.

Litigation (Section 4.6):

1.

None

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Exhibit G

USE OF PROCEEDS BUDGET

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